ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated November 1, 2006, between Visitrade, a Florida company (the "Company"), and Square Shooter, Incorporated (Purchaser").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires sell to the Purchaser, and the Purchaser desire to acquire from the Company, the assets set forth herein;

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and Purchaser agree as follows:

ARTICLE I	PURCHASE AND SALE OF THE SHARES

1.1	Purchase and Sale.

(a)
Subject to the terms and conditions set forth herein, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company all of the assets of the Company free and clear of any leans or encumbrances on the Closing Date (as defined below),

(b)	Purchaser shall purchase such assets and Purchaser shall deliver to the Company the purchase price for such assets as set forth in Exhibit A.

1.2	The Closing.

(a)
The Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Marshall Stichtman, Esq., closing shall take place on or before Thursday November 2, 2006 or this Agreement is null and void.  The conditions set forth in Section 4.1 shall be satisfied or waived by the appropriate party prior to that date. At the Closing:

(i)	the Purchaser shall deliver to the Company, after a 1 share for 5 share reverse stock split, an aggregate of 19,852,723 common restricted shares of the Purchaser;

(ii)	at Closing Date the Company shall deliver to Purchaser the all appropriate ownership documents for the Assets purchased.

(iii)	the parties shall execute and deliver each of the documents referred to in Section 4.1 hereof;

ARTICLE II	REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Agreements of the Company.

The Company hereby makes the following representations and warranties to the Purchaser:

(a)
Organization and Qualification. The Company is a company, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth herein, the Company has no subsidiaries (collectively, the "Subsidiaries").   Company is duly qualified to do business and is in good standing as a corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (1) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined below) or any of the transaction contemplated thereby, (2) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (3) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (1), (2) or (3), being a "Material Adverse Effect").

(b)
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transaction contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders.  This Agreement have been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)
No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the sale of the Underlying Assets) do not and will not,

(1)	conflict with or violate any provision of the Articles of Incorporation, bylaws or other charter documents of the Company or any of the Subsidiaries,

(2)
result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state assets laws and regulations), or by which any material property or asset of the Company or any Subsidiary is bound or affected.

(d)
Consents and Approvals. Except as specifically set forth in this Section, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than

(1)	the approval of the Company's Board of Directors,

(2)
any filings, notices or registrations under applicable state assets laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Section 2.1(f), the "Required Approvals").

(e)
Litigation; Proceedings. Except as specifically set forth in Section 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which

(1)	adversely affects or challenges the legality, validity or enforceability of any of this Agreement or

(2)	would individually or in the aggregate, have a Material Adverse Effect upon the Company.

(f)	No Default or Violation. The Company:
(1)
is not in default under or in violation or breach of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound,

(2)	is not in violation of any order of any court, arbitrator or governmental body applicable to it, or

(3)	is not in violation of any statute, rule or regulation of any governmental authority to which it is subject.

(g)
Disclosure; Absence of Certain Changes. Neither this Agreement, the Exhibits to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in herein, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Companies.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or their respective business, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made.

(h)
Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(i)
Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(n) that may be due in connection with the transactions contemplated by this Agreement.

(j)
Patents and Trademarks. The Company has, or has right to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business.  To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business which would individually or in the aggregate, have a Material Adverse Effect and the Company is not infringing on any other person's Intellectual Property Rights.

(k)
Employee Relations. The Company is not involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  The Company is not party to a collective bargaining agreement, and the Company believes that relations with their employees are good. Except as set forth herein, no executive officer (as defined in Rule 501(f) of the Assets Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

(l)
Permits. Except as set forth herein, the Company possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

(m)
Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable  assurance that all transactions are executed in accordance with management's general or specific authorizations,

(1)	transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,

(2)	access to assets is permitted only in accordance with management's general or specific authorization and

(n)
Tax Status; FIRPTA. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charged that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847 (c) (2) of the Internal Revenue Code of 1986, as amended.

(o)
Transactions With Affiliates. None of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than transactions that would not require disclosure under Section 404 of Regulation S-K of the Assets Act and the Exchange Act.

(p)
Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; materially violated or is in material violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.2 Representations and warranties of the Purchasers.

Purchaser represents and warrants to the Company as follows:

(a)
Organization; Authority. Such Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada, with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The purchase by such Purchaser of the Assets hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(b)	Reliance. Purchaser understands and acknowledges that

(1)
the Assets are being offered and sold to the Purchaser without registration under the Assets Act in a private placement that is exempt from the registration provisions of the Assets Act under Section 4(2) of the Assets Act or Regulation D promulgated thereunder and

(2)
the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance. The Company acknowledges and agrees that the Purchaser make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

ARTICLE III     OTHER AGREEMENTS

3.1	Notice of Breaches.

(a)
The Company and Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, as applicable, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date provided such notice will not constitute material non-public information.

(b)
The Company shall promptly notify, provided such notification will not constitute material non-public information, Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby violates or would violate any written agreement or understanding between such lender and the Company, promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

3.2	Reimbursement.

In the event that either party hereto, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of

(a)	any misrepresentation or breach of any representation or warranty made by such party in this Agreement or any other certificate, instrument or document contemplated hereby or thereby,

(b)	any breach of any covenant, agreement or obligation of such party contained in this Agreement or any other certificate, instrument or document hereby or thereby, or

(c)
any cause of action, suit or claim brought or made against such Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, the other party will reimburse such Party for its legal and other actual out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith.  To the extent that the foregoing undertaking by the parties may be unenforceable for any reason, the obligating party shall make the maximum contribution to the payment and satisfaction of its obligations hereunder which is permissible under applicable law.

ARTICLE IV    CONDITIONS

(a)
Conditions Precedent to the Obligation of the Company to Sell the Assets. The obligation of the Company to sell the Assets hereunder is subject to the reliance and satisfaction or waiver (with prior written notice to Purchaser) by the Company, at or before the Closing, of each of the following conditions:

(1)
Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(2)
Performance by the Purchasers. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

(3)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

(b)
Conditions Precedent to the Obligation of the Purchaser to Purchase the Assets. The obligation of Purchaser hereunder to acquire and pay for the Assets is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(1)
Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date;

(2)
Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

(d)	Required Approvals. All Required Approvals shall have been obtained.

(e)	Documents and Certificates. At the Closing, the Company shall have delivered to the Purchaser, the following in form and substance reasonably satisfactory to the Purchaser:

(1)	Secretary's Certificate. A Secretary's Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying

(i)	that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date,

(ii)	that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and

(iii)
that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement, and that such resolutions have not been modified, rescinded or revoked.

ARTICLE V    MISCELLANEOUS

5.1	Fees and Expenses.

Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Assets.

5.2	Entire Agreements Amendments.

This Agreement, together with the Exhibits  hereto  contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.3	Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received

(a)
upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or

(b)
on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are

(1)	if to the Company, to:	Visitrade, LLC

(2)	if to the Purchaser, to:	Square Shooter Incorporated

5.4	Amendments; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5	Headings; Interpretive Matters.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
5.6	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer assets in accordance with all of the terms of this Agreement or under the Registration Rights Agreement.

5.7	No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.9	Survival.

The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Assets pursuant to this Agreement.

5.10	Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11	Publicity.

The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the name of the Purchaser without Purchaser's prior written consent. The Purchaser and its affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials all or parts of the Company’s press releases that focus on the Transaction forming the subject matter of this Agreement or which make reference to the Transaction. The Purchaser understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchaser and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

5.12	Severability.

In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13	Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parties will be entitled to specific performance of the obligations of each other under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchaser (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14	Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Assets Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

VISITRADE

/s/ Larry Bolton
____________________________________________
Larry Bolton, President and Director

SQUARE SHOOTER INCORPORATED

/s/ C. Anthony Ferracone
____________________________________________
C. Anthony Ferracone, Chairman of the Board and Director

EXHIBIT A
List of Assets to be Purchased

Assets to be purchased.

All assets of the Company including, but not limited to, all:

Licenses
License Agreements
Patents
Names, Trade Names, Trade Marks and Logos including the name Visitrade & Vizitrade.
Goods in Process
Production Equipment and technology
Contracts
Contacts
Referrals
Intellectual Properties
Web Site

to be delivered free of any liens or encumbrances or any other cloud on its ownership.

This agreement requires Square Shooter Incorporated to change its name.

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